Exhibit 25.1

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM T-1

STATEMENT OF ELIGIBILITY UNDER

THE TRUST INDENTURE ACT OF 1939 OF A

CORPORATION DESIGNATED TO ACT AS TRUSTEE

Check if an Application to Determine Eligibility of a Trustee Pursuant to Section 305(b)(2) ☐

U.S. BANK NATIONAL ASSOCIATION

(Exact name of Trustee as specified in its charter)

31-0841368

I.R.S. Employer Identification No.

800 Nicollet Mall Minneapolis, Minnesota	55402
(Address of principal executive offices)	(Zip Code)

Donald T. Hurrelbrink

U.S. Bank National Association

60 Livingston Avenue

St. Paul, MN 55107

(651) 466-6308

(Name, address and telephone number of agent for service)

DELUXE CORPORATION

(Exact name of obligor as specified in its charter)

Minnesota	41-0216800
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

3680 Victoria St. North Shoreview, Minnesota	55126-2966
(Address of Principal Executive Offices)	(Zip Code)

SEE TABLE OF ADDITIONAL OBLIGORS

6.000% Senior Notes Due 2020

(Title of the Indenture Securities)

Table of Additional Obligors

Exact Name of Additional Obligor as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification No.
Custom Direct, Inc. (1)	Delaware	16-1582962
Custom Direct LLC (1)	Delaware	02-0691866
Deluxe Business Operations, Inc. (1)	Delaware	04-2942374
Deluxe Enterprise Operations, Inc. (1)	Minnesota	20-2945936
Deluxe Financial Services, Inc. (1)	Minnesota	41-1877307
Deluxe Manufacturing Operations, Inc. (1)	Minnesota	04-3816582
Deluxe Small Business Sales, Inc. (1)	Minnesota	20-2945889
Hostopia.com Inc. (1)	Delaware	65-1036866
OrangeSoda, Inc. (1)	Nevada	26-1655434
Safeguard Business Systems, Inc. (2)	Delaware	23-1689322
Safeguard Holdings, Inc. (2)	Texas	26-2382015

The principal executive offices of each additional obligor listed above is set forth below:

(1)           3680 Victoria Street North, Shoreview, Minnesota 55126.

(2)           8585 Stemmons Freeway, Suite 600N, Dallas, Texas 75247.

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FORM T-1

Item 1.           GENERAL INFORMATION.  Furnish the following information as to the Trustee —

a)                       Name and address of each examining or supervising authority to which it is subject.

Comptroller of the Currency

Washington, D.C.

b)    Whether it is authorized to exercise corporate trust powers.

Yes

Item 2.                                 AFFILIATIONS WITH OBLIGOR.  If the obligor is an affiliate of the Trustee, describe each such affiliation.

None

Items 3-15.          Items 3-15 are not applicable because to the best of the Trustee’s knowledge, the obligors are not in default under any Indenture for which the Trustee acts as Trustee.

Item 16.                          LIST OF EXHIBITS:  List below all exhibits filed as a part of this statement of eligibility.

1.              A copy of the Articles of Association of the Trustee as now in effect.*

2.            A copy of the certificate of authority of the Trustee to commence business, attached as Exhibit 2.

3.              A copy of the authorization of the Trustee to exercise corporate trust powers, attached as Exhibit 3.

4.              A copy of the existing bylaws of the Trustee.**

5.              A copy of each Indenture referred to in Item 4.  Not applicable.

6.              The consent of the Trustee required by Section 321(b) of the Trust Indenture Act of 1939, attached as Exhibit 6.

7.              A copy of the latest Report of Condition of the Trustee as of December 31, 2012 published pursuant to law or the requirements of its supervising or examining authority, attached as Exhibit 7.

* Incorporated by reference to Exhibit 25.1 to Amendment No. 2 to registration statement on Form S-4, Registration Number 333-128217 filed on November 15, 2005.

** Incorporated by reference to Exhibit 25.1 to registration statement on Form S-4, Registration Number 333-166527 filed on May 5, 2010.

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SIGNATURE

Pursuant to the requirements of the Trust Indenture Act of 1939, as amended, the Trustee, U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of St. Paul, and State of Minnesota, on the 20th of February, 2013.

U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Donald T. Hurrelbrink
Donald T. Hurrelbrink
Vice President

Exhibit 2 Comptroller of the Currency Administrator of National Banks Washington, DC 20219 CERTIFICATE OF CORPORATE EXISTENCE I, Thomas J. Curry, Comptroller of the Currency, do hereby certify that: 1. The Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, ct seq, as amended, has possession, custody, and control of all records pertaining to the chartering, regulation, and supervision of ail national banking associations. 2. “U.S. Bank National Association," Cincinnati, Ohio (Charier No. 24), is a national banking association formed under the laws of the United Slates and is authorized thereunder to transact the business of banking on the date of this certificate. IN TESTIMONY WHEREOF, today, May 9, 2012, I have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Comptroller of the Currency

Exhibit 3 Comptroller of the Currency Administrator of National Banks Washington, DC 20219 CERTIFICATION OF FIDUCIARY POWERS I, John Walsh, Acting Comptroller of the Currency, do hereby certify that: 1. The Office of the Comptroller of the Currency, pursuant to Revised Statutes 324, et seq, as amended, and 12 USC 1, et seq, as amended, has possession, custody, and control of ail records pertaining lo the chartering, regulation, and supervision of all national banking associations. 2. "U.S. Bank National Association," Cincinnati, Ohio (Charter No. 24), was granted, under the hand and seal of the Comptroller, the right to act in all fiduciary capacities authorized under the provisions of the Act of Congress approved September 28, 1962, 76 Stat. 668, 12 USC 92a, and that the authority so granted remains in full force and effect on the date of this certificate. IN TESTIMONY WHEREOF, today, September 14, 2011,1 have hereunto subscribed my name and caused my seal of office to be affixed to these presents at the U.S. Department of the Treasury, in the City of Washington, District of Columbia. Acting Comptroller of the Currency

Exhibit 6

CONSENT

In accordance with Section 321(b) of the Trust Indenture Act of 1939, the undersigned, U.S. BANK NATIONAL ASSOCIATION hereby consents that reports of examination of the undersigned by Federal, State, Territorial or District authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request therefor.

Dated: February 20th, 2013	U.S. BANK NATIONAL ASSOCIATION

	By:	/s/ Donald T. Hurrelbrink
Donald T. Hurrelbrink
Vice President

Exhibit 7

U.S. Bank National Association

Statement of Financial Condition

As of 12/31/2012

($000’s)

12/31/2012
Assets
Cash and Balances Due From Depository Institutions	$8,252,302
Securities	74,022,528
Federal Funds	74,234
Loans & Lease Financing Receivables	219,884,343
Fixed Assets	5,024,268
Intangible Assets	12,542,566
Other Assets	25,288,375
Total Assets	$345,088,616

Liabilities
Deposits	$253,686,214
Fed Funds	4,291,213
Treasury Demand Notes	0
Trading Liabilities	404,237
Other Borrowed Money	30,911,125
Acceptances	0
Subordinated Notes and Debentures	4,736,320
Other Liabilities	11,473,186
Total Liabilities	$305,502,295

Equity
Common and Preferred Stock	18,200
Surplus	14,133,290
Undivided Profits	23,981,892
Minority Interest in Subsidiaries	$1,452,939
Total Equity Capital	$39,586,321

Total Liabilities and Equity Capital	$345,088,616